As filed with the Securities and Exchange Commission on May 17, 2010
       Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 Under
THE SECURITIES ACT OF 1933

LIN TV Corp.
(Exact name of registrant as specified in its charter)

Delaware	05-0501252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One West Exchange Street, Suite 5A Providence, Rhode Island	02903
(Address of principal executive offices)	(Zip Code)

LIN TV Corp. amended and restated 2002 Non-Employee Director Stock Plan

LIN TV Corp. amended and restated 2002 Stock Plan

LIN TV Corp. 2010 Employee Stock Purchase Plan

(Full title of the plans)
————————
Vincent L. Sadusky
President and Chief Executive Officer
LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
(401) 454-2880

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: David H. Engvall Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000
————————

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Title of Securities to Be Registered	Amount to Be Registered (1)

Class A Common Stock, par value $0.01 per share	4,350,000 shares	$7.18	$31,233,000	$2,226.91

(1) The amount to be registered includes (a) 1,500,000 additional shares under the amended and restated 2002 Non-Employee Director Stock Plan, (b) 2,500,000 additional shares under the amended and restated 2002 Stock Plan, and (c) 350,000 shares under the 2010 Employee Stock Purchase Plan.  In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Registrant’s Class A Common Stock reported on the New York Stock Exchange on May 11, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed by LIN TV Corp. (the “Registrant”) to register 350,000 shares of its Class A common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to the Registrant’s 2010 Employee Stock Purchase Plan.  In addition, pursuant to General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant to register an additional 1,500,000 shares of Common Stock that may be issued pursuant to its amended and restated 2002 Non-Employee Director Stock Plan, and an additional 2,500,000 shares of Common Stock that may be issued under its amended and restated 2002 Stock Plan (together with the amended and restated 2002 Non-Employee Director Stock Plan, the “Existing Plans”).  On May 11, 2010, the Registrant’s stockholders approved the 2010 Employee Stock Purchase Plan and amendments to the Existing Plans that increased by 4,000,000 the number of shares of Common Stock that may be subject to award under the Existing Plans.  With respect to shares of Common Stock that may be issued pursuant to the amended and restated 2002 Non-Employee Director Stock Plan, the contents of the Registrant’s earlier Registration Statements on Form S-8 (File Nos. 333-126608 and 333-139136), filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2005 and December 6, 2006, are incorporated herein by reference and made a part hereof.  With respect to shares of Common Stock that may be issued pursuant to the amended and restated 2002 Stock Plan, the contents of the Registrant’s earlier Registration Statements on Form S-8 (File Nos. 333-87920 and 333-126607), filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2002 and July 14, 2005, are incorporated herein by reference and made a part hereof.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                Plan Information.

A prospectus setting forth the information requested by this Item will be sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.                                Registration Information and Employee Plan Annual Information.

A prospectus setting forth the information requested by this Item is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

•	The Registrant’s annual report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), filed with the SEC on March 15, 2010;

•	The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on April 27, 2010 (the “First Quarter 2010 Form 10-Q”);

•	The Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2010;

•	The Registrant’s current reports on Form 8-K, filed with the SEC on April 1, 2010 and April 15, 2010; and

•
The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act on May 1, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or statement contained therein that is or is also deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.  Further, nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

The Registrant promptly will provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Chief Financial Officer of the Registrant at its principal offices, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Telephone: (401) 454-2880.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Covington & Burling LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.                      Indemnification of Directors and Officers.

Exculpation. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its securityholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

The Registrant has included such provisions in its Second Amended and Restated Certificate of Incorporation, as amended to date.

Indemnification. Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Second Amended and Restated Certificate of Incorporation and the Bylaws of the Registrant, as amended to date, provides for indemnification of its respective officers and directors to the full extent permitted by applicable law.

Insurance. The Registrant has in effect, and intends to maintain, insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of the Registrant or is or was serving at the request of the Registrant or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.

Item 8.                      Exhibits.

Exhibit Number	Description
3.1
Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended (filed as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q filed August 9, 2004 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein)

3.2
Third Amended and Restated By-Laws of LIN TV Corp.(filed as Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2007  (File Nos. 001-31311 and 000-25206) and incorporated by reference herein)

4.1
LIN TV Corp. amended and restated 2002 Non-Employee Director Stock Plan (included as Appendix A to the Registrant's definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herin)

4.2
LIN TV Corp. amended and restated 2002 Stock Plan (included as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herein)

4.3
LIN TV Corp. 2010 Employee Stock Purchase Plan (included as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herein)

5.1	Opinion of Covington & Burling LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereof)

Item 9.                      Undertakings.

 1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on May 17, 2010.

LIN TV CORP.

By:                     /s/ Vincent L. Sadusky
                    Vincent L. Sadusky
                    President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of LIN TV Corp. (the “Company”) hereby severally constitute and appoint Vincent L. Sadusky and Richard J. Schmaeling, and each of them singly, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of Common Stock to be issued and sold under the LIN TV Corp. amended and restated 2002 Non-Employee Director Stock Plan, the LIN TV Corp. amended and restated 2002 Stock Plan, and the LIN TV Corp. 2010 Employee Stock Purchase Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Vincent L. Sadusky and Richard J. Schmaeling shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Vincent L. Sadusky Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2010

/s/ Richard J. Schmaeling Richard J. Schmaeling	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 17, 2010

/s/Nicolas Mohamed Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	May 17, 2010

/s/William S. Banowsky, Jr. William S. Banowsky, Jr.	Director	May 17, 2010

/s/Royal W. Carson, III Royal W. Carson, III	Director	May 17, 2010

/s/Dr. William H. Cunningham Dr. William H. Cunningham	Director	May 17, 2010

/s/Michael A. Pausic Michael A. Pausic	Director	May 17, 2010

Exhibit Index

Exhibit Number	Description
3.1
Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended (filed as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q filed August 9, 2004 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein)

3.2
Third Amended and Restated By-Laws of LIN TV Corp.(filed as Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2007  (File Nos. 001-31311 and 000-25206) and incorporated by reference herein)

4.1
LIN TV Corp. amended and restated 2002 Non-Employee Director Stock Plan (included as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herein)

4.2
LIN TV Corp. amended and restated 2002 Stock Plan (included as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herein)

4.3
LIN TV Corp. 2010 Employee Stock Purchase Plan (included as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2010 and incorporated by reference herein)

5.1	Opinion of Covington & Burling LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereof)